EXHIBIT 99.1

Proguard Acquisition Corp. Announces Multi-Year Bid Award From One Of The Nations Largest Hospitals - Jackson Health System

FORT LAUDERDALE, FL June 10, 2013-- Proguard Acquisition Corp. (OTCBB: PGRD; “Proguard” or the “Company”), a Business-to-Business (B2B) reseller of general line office and business products through its subsidiaries announced today that it received a 3-year bid award from Jackson Health System for the “office supply products”. Jackson Health System is one of the largest hospitals in the United States serving a variety of school-based clinics serving many elementary, middle and high schools; two long-term care nursing facilities; six Corrections Health Services clinics; a network of mental health facilities; Holtz Children’s Hospital, Jackson Rehabilitation Hospital, Jackson Behavioral Health Hospital, Jackson North Medical Center and Jackson South Community Hospital.

David Kriegstein, CEO of Proguard Acquisition Corp., commented, “We are very excited that Jackson Health System has recognized us as a leader in the office supply products space and has the confidence in our ability to deliver competitive pricing and a higher level of service than the competition. Through this confidence we hope to expand our business to other heath care institutions, educational institutions and large businesses showing them that we are often a better fit for their organization.

About Proguard Acquisition Corp

Proguard Acquisition Corp.is a Business-to-Business (B2B) reseller of general line office and business products through its subsidiaries Random Source, Inc., Lamfis Inc. and SuperWarehouse Business Products, Inc. The Company offers a product line of over 35,000 brand name office products and supplies customers at lower prices compared to other suppliers and has served over 100,000 customers. For more information, please visit us at www.randomsource.com and www.superwarehouse.com.

About Jackson Health System

Jackson Health System is a nonprofit academic medical system offering world-class care to any person who walks through its doors. Governed by the Public Health Trust, a dedicated team of citizen volunteers acting on behalf of the Miami-Dade Board of County Commissioners, Jackson Health System ensures that all residents of Miami-Dade County receive a single high standard of care regardless of their ability to pay.

An integrated healthcare delivery system, Jackson Health System consists of its centerpiece, Jackson Memorial Hospital; multiple primary care and specialty care centers; a variety of school-based clinics serving many elementary, middle and high schools; two long-term care nursing facilities; six Corrections Health Services clinics; a network of mental health facilities; Holtz Children’s Hospital, Jackson Rehabilitation Hospital, Jackson Behavioral Health Hospital, Jackson North Medical Center and Jackson South Community Hospital.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, the ability to report profitable operations, the availability of sufficient working capital to fund its growth and implement its acquisition strategy, the ability effectively compete and a limited public market for its common stock, among other risks. Proguard Acquisition Corp.'s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and Proguard Acquisition Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Company Contact:
David Kriegstein
President and CEO
866.780.6789